Exhibit 99.10

News Release

CONTACTS:
Magma Design Automation Inc.:
Gregory C. Walker	Milan G. Lazich
Chief Financial Officer	Vice President, Corporate Marketing
(408) 864-2000	(408) 864-2023
gwalker@magma-da.com	milan.lazich@magma-da.com

MAGMA REPORTS RECORD REVENUE FOR FIRST QUARTER

Increases 26 percent over Year-Ago Period

CUPERTINO, Calif., July 29, 2003—Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced financial results that included record revenue for the quarter ended June 30, 2003, the first quarter of Magma’s 2004 fiscal year.

For the first quarter Magma reported record revenue of $22.8 million, compared to $18.1 million for the year-ago first quarter ended June 30, 2002, an increase of 26 percent. In accordance with generally accepted accounting principles (GAAP), Magma reported net income attributed to common shareholders of $0.1 million, or $0.00 per share (diluted), for the quarter, compared to net income attributed to common shareholders of $0.1 million, or $0.00 per share (diluted), for the first quarter ended June 30, 2002.

Magma reported pro forma net income for the first quarter of fiscal 2004, excluding certain non-cash charges, of $4.9 million, or $0.14 per share (diluted). This compares to a pro forma net income of $2.0 million, or $0.06 per share (diluted), for the first quarter of fiscal 2003, ended June 30, 2002. Pro forma net income for the fiscal quarter reflects reported net income excluding the effects of non-cash amortization of capitalized acquired software, non-cash amortization of deferred stock compensation and non-cash charges associated with an impairment of equity investments and reserves against convertible note receivables. A reconciliation of the pro forma to GAAP results is included in this press release.

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Magma Reports Financial Results for 1Q FY04	Page 2

“We’re pleased to once again announce record revenue and record pro forma profitability as we continue to grow and gain market share,” said Rajeev Madhavan, chairman and CEO of Magma. “We added 11 new customers this quarter, the fourth quarter in a row that we have added at least 10 new logos to our customer list.”

“The company generated $5.3 million in cash from operations during Q1, and we finished the quarter with an extremely strong balance sheet, with $208.1 million in cash, cash equivalents, short-term investments and long-term investments,” said Greg Walker, Magma’s chief financial officer. “Our cash, cash equivalents and investments are sufficient, at our most recent quarter’s level of spending, to cover nearly three years of operating expenses.”

Guidance & Business Outlook

Magma’s financial performance in the first quarter “met or exceeded all target ranges in the guidance we provided during our last quarterly call,” Walker said. For Magma’s fiscal 2004 second quarter, ending September 30, 2003, the company expects total revenue in the range of $24 million to $26 million. Pro forma EPS is expected to be in the range of $0.12 to $0.16. A schedule showing a reconciliation of the business outlook for pro forma to GAAP EPS is included in this announcement.

Consistent with company practice to provide financial guidance at the time of each quarterly earnings announcement, Walker will provide and discuss Magma’s guidance during a live conference call at 2 p.m. Pacific Daylight Time today. More detailed information on the company’s guidance is available in the “Investor Info” section of the Magma website at http://investor.magma-da.com/home.cfm.

The financial guidance targets set forth in this press release and on Magma’s website represent the company’s expectations only as of the date of this release and should not be viewed as a statement about Magma’s expectations after this date. Although this information will remain available on Magma’s website for reference purposes, its continued availability does not indicate that the company is reaffirming or confirming its continued validity. By publishing this guidance, Magma has not assumed any obligation to update this information on any date after its publication today.

Conference Call

Magma will discuss the financial results for the recently completed quarter, including guidance going forward, during a live webcast and earnings call today at 2 p.m. PDT (5 p.m. EDT). The call will be available live by both webcast and conference call. To listen live via webcast, visit the “Investor Info” section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 679-1654, conference ID #1598836

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Magma Reports Financial Results for 1Q FY04	Page 3

Elsewhere:	(706) 679-4641, conference ID #1598836

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through August 5, 2003. Those without Internet access may listen to a telephone replay of the call by telephone through August 5, 2003 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #1598836

Elsewhere:	(706) 645-9291, conference ID #1598836

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements in the “Business Outlook” section, and statements regarding Magma’s continuing leadership in the IC implementation area; and wins and record bookings as a result of its technology advantages, are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: increasing competition in the EDA market; the continuing impact of the economic recession; the effects terrorist activities or events in the Middle East may have on Magma, its customers and industry; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to successfully manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s annual report on Form 10-K for the year ended March 31, 2003 filed with the Securities and Exchange Commission (“SEC”) on June 20, 2003, and from time to time in Magma’s SEC reports. Magma undertakes no obligation to update these forward-looking statements.

About Magma

Magma software is used to design fast, multimillion-gate integrated circuits, providing “The Fastest Path from RTL to Silicon”™ and enabling chip designers to reduce the time required to produce complex ICs. Magma’s ASIC products for prototyping, synthesis, and place & route provide a single executable for RTL-to-GDSII chip design. The company’s Blast Create ™, Blast Fusion™, Blast Fusion APX™, Blast Plan™, Blast Noise®, Blast Rail™ and Blast RTL™ products utilize Magma’s patented FixedTiming® methodology and single data model architecture to reduce the timing-closure iterations often required between the logic and physical processes in conventional IC design flows. Magma also provides

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Magma Reports Financial Results for 1Q FY04	Page 4

PALACE™ and ArchEvaluator™ advanced physical synthesis and architecture development tools for programmable logic devices (PLDs).

Magma maintains headquarters in Cupertino, Calif., as well as facilities in Los Angeles, Orange County and San Diego, Calif.; Boston, Mass.; Durham, N.C.; Austin and Dallas, Texas; Newcastle, Wash.; and in Canada, China, France, Germany, India, Israel, Japan, Korea, the Netherlands, Taiwan and the United Kingdom. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma, Blast Fusion, Blast Noise and FixedTiming are registered trademarks, and ArchEvaluator, Blast Create, Blast Fusion APX, Blast Plan, Blast Rail, Blast RTL, PALACE and “The Fastest Path from RTL to Silicon” are trademarks of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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Magma Reports Financial Results for 1Q FY04	Page 5

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2003	March 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,170	$64,756
Short-term investments	3,021	3,059
Accounts receivable, net	22,226	19,223
Prepaid expenses and other current assets	9,324	3,627

Total current assets	156,741	90,665
Property and equipment, net	5,599	5,808
Long-term Investments	82,909	27,882
Other assets	5,620	3,123

Total assets	$250,869	$127,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,369	$1,384
Accrued expenses	8,086	7,711
Deferred revenue, current	16,494	12,539

Total current liabilities	25,949	21,634
Convertible subordinated notes	150,000	—
Other long-term liabilities	8	72

Total non-current liabilities	150,008	72

Total liabilities	175,957	21,706

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	195,821	228,400
Deferred stock-based compensation	(1,959)	(1,638)
Notes receivable from stockholders	0	(2,037)
Accumulated deficit	(118,465)	(118,538)
Treasury stock at cost	0	(408)
Accumulated other comprehensive income	(488)	(10)

Total stockholders’ equity	74,912	105,772

Total liabilities and stockholders’ equity	$250,869	$127,478

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Magma Reports Financial Results for 1Q FY04	Page 6

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME (LOSS)

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30, 2003				For the Three Months Ended June 30, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$20,517	$—		$20,517	$13,377	$—		$13,377
Services	2,296			2,296	4,746			4,746

Total revenue	22,813			22,813	18,123			18,123
Cost of revenue	3,242	(131	) A	3,111	2,793	—		2,793

Gross profit	19,571	131		19,702	15,330	—		15,330

Operating expenses:
Research and development	5,008			5,008	5,337			5,337
Sales and marketing	7,089			7,089	6,037			6,037
General and administrative	2,438			2,438	2,225			2,225
Amortization of stock-based compensation	3,982	(3,982	) B	—	1,901	(1,901	) B	—

Total operating expenses	18,517	(3,982)		14,535	15,500	(1,901)		13,599

Operating income (loss)	1,054	4,113		5,167	(170)	1,901		1,731

Interest income (expense):
Interest income	608			608	433			433
Interest expense	(111)			(111)	(2)			(2)
Other income (expense)	(753)	753	C	0

Interest income (expense), net	(256)	753		497	431	0		431

Net income (loss) before income taxes	798	4,866		5,664	261	1,901		2,162
Income taxes	(725)			(725)	(203)			(203)

Net income (loss) attributed to common shareholders	$73	$4,866		$4,939	$58	$1,901		$1,959

Net income (loss) per common share—basic	$0.00			$0.16	$0.00			$0.07

Net income (loss) per common share—diluted**	$0.00			$0.14	$0.00			$0.06

Pro forma shares outstanding:
Basic	30,764			30,764	29,828			29,828

Diluted**	36,152			36,152	32,802			32,802

A	Non-cash amortization of capitalized software
B	Non-cash amortization of deferred stock-based compensation
C	Impairment write-down of equity investment.

**	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options and warrants, using the treasury stock method.

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Magma Reports Financial Results for 1Q FY04	Page 7

MAGMA DESIGN AUTOMATION, INC.

AS OF JUNE 30, 2003

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME PER SHARE

(Unaudited)

Quarter Ending September 30, 2003
GAAP diluted net income per share	$0.06 to $0.10
Amortization of capitalized acquired software	$0.004
Amortization of deferred stock compensation	$0.06
Pro Forma diluted net income per share	$0.12 to $0.16